Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Matt Machen | CEO
Sherri Billings | CFO
501.975.6033

Bear State Financial, Inc. Announces Second Quarter 2017 Earnings

FINANCIAL HIGHLIGHTS:

●

Second quarter 2017 GAAP net income was $6.7 million, a 47% increase from $4.5 million for the second quarter of 2016. Diluted earnings per common share for the second quarter of 2017 was $0.18, a 50% increase from $0.12 for the second quarter of 2016.

●

Second quarter 2017 core earnings were $6.3 million, a 53% increase from $4.1 million for the second quarter of 2016. Diluted core earnings per common share for the second quarter of 2017 was $0.17, a 55% increase from $0.11 for the second quarter of 2016.

●

The Company’s efficiency ratio improved to 55% in the second quarter of 2017 compared to 72% in the second quarter of 2016. Further, the Company’s core efficiency ratio improved to 56% in the second quarter of 2017 compared to 68% in the second quarter of 2016.

●	Net interest income increased 12% for the second quarter of 2017 compared to the second quarter of 2016 primarily due to loan portfolio growth of 12% year over year.

●	The ratio of nonperforming assets to total assets improved to 0.78% at June 30, 2017 compared to 1.08% at June 30, 2016.

●

Book value per common share was $6.48 at June 30, 2017, a 7% increase from $6.08 at June 30, 2016. Tangible book value per common share was $5.16 at June 30, 2017, a 9% increase from $4.72 at June 30, 2016.

Little Rock, AR – July 27, 2017 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $6.7 million and earnings per diluted common share of $0.18 in the second quarter of 2017, compared to earnings of $4.5 million or $0.12 per diluted common share in the second quarter of 2016. Core earnings for the second quarter of 2017 were $6.3 million or $0.17 per diluted common share compared to core earnings of $4.1 million or $0.11 per diluted common share in the second quarter of 2016.

The Company experienced record revenue of $23.4 million in the second quarter of 2017, which is an increase of 12% compared to the second quarter of 2016. Net interest income increased 12% for the second quarter of 2017 compared to the second quarter of 2016 primarily due to loan portfolio growth. Noninterest income increased 9% for the second quarter of 2017 compared to the second quarter of 2016 primarily due to increases in earnings on life insurance and deposit fee income.

Along with revenue growth, the Company continued to focus on operational efficiency as evidenced by the decrease in noninterest expense of 15% for the second quarter of 2017 compared to the second quarter of 2016, resulting in an improvement in the Company’s efficiency ratio to 55% in the second quarter of 2017 compared to 72% in the second quarter of 2016. Further, the Company’s core efficiency ratio improved to 56% in the second quarter of 2017 compared to 68% in the second quarter of 2016. During the second quarter of 2017, the Company transitioned two branch locations to operate using personalized technology with Interactive ATMs (“ITMs”) only.

FINANCIAL CONDITION

Total assets were $2.24 billion at June 30, 2017, a 12% increase compared to $1.99 billion at June 30, 2016. The increase in total assets was primarily due to increases in investment securities and loans. Total loans were $1.66 billion at June 30, 2017, an increase of $175.7 million, or 12% compared to June 30, 2016 and investment securities were $254.0 million at June 30, 2017, an increase of $61.4 million, or 32% compared to June 30, 2016. Total deposits were $1.70 billion at June 30, 2017, a 4% increase compared to $1.64 billion at June 30, 2016.

Total stockholders’ equity was $244.5 million at June 30, 2017, a 7% increase from $228.5 million at June 30, 2016. Tangible common stockholders’ equity was $194.5 million at June 30, 2017, a 10% increase from $177.5 million at June 30, 2016. Book value per common share was $6.48 at June 30, 2017, a 7% increase from $6.08 at June 30, 2016. Tangible book value per common share was $5.16 at June 30, 2017, a 9% increase from $4.72 at June 30, 2016. The Company’s ratio of total stockholders’ equity to total assets decreased to 10.92% at June 30, 2017, compared to 11.48% at June 30, 2016. The calculation of the Company’s tangible book value per common share and tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized second quarter 2017 net income of $6.7 million or $0.18 per diluted common share compared to net income of $4.5 million or $0.12 per diluted common share in the second quarter of 2016, resulting in a return on average assets of 1.22% in the second quarter of 2017, compared to 0.94% in the second quarter of 2016. Calculation of net income in accordance with GAAP includes what the Company considers “non-core” items, which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The Company reports core earnings, which is a non-GAAP financial measure that the Company defines as GAAP net income less non-core items. The reconciliation of GAAP net income to core earnings together with related financial measures and ratios is included in the schedules accompanying this release.

Second quarter 2017 core earnings totaled $6.3 million or $0.17 per diluted common share, compared to core earnings of $4.1 million or $0.11 per diluted common share in the second quarter of 2016. The core return on average assets measured 1.15% and 0.84%, core return on average equity measured 10.36% and 7.23% and core return on average tangible equity measured 13.07% and 9.34%, each for the second quarters of 2017 and 2016, respectively. Non-core items during the second quarter of 2017 included a claim on bank owned life insurance of $395,000, gain on sales of investments of $37,000 and branch restructure expenses of $29,000. The effect of non-core items, net of taxes, increased GAAP net income by approximately $400,000 for the second quarter of 2017.

Net interest income for the second quarter of 2017 was $18.7 million compared to $16.6 million for the same period in 2016. Interest income for the second quarter of 2017 was $21.2 million compared to $18.5 million for the same period in 2016. The increase in interest income for the quarter ended June 30, 2017, compared to 2016 was primarily related to an increase in the average balances of loans receivable and investment securities and an increase in the yield earned on investment securities. Interest expense for the second quarter of 2017 was $2.5 million compared to $1.9 million for the same period in 2016. The increase in interest expense for the second quarter of 2017 compared to the same period in 2016 was primarily due to an increase in the average balance of borrowings and an increase in the average rate paid on deposits, partially offset by a decrease in the average rate paid on borrowings.

Net interest margin measured 3.76% for the second quarter of 2017, compared to 3.86% for the same period in 2016. The average yield on interest-earning assets for the second quarter of 2017 was 4.26% compared to 4.31% for the same period in 2016. The average cost of interest-bearing liabilities increased to 0.58% for the second quarter of 2017, compared to 0.52% for the same period in 2016.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended June 30, 2017 increased to $4.7 million from $4.3 million for the same period in 2016, a 9% increase. The increases in the three month comparison period was primarily due to increases in deposit fee income and earnings on bank owned life insurance.

Total noninterest expense decreased $2.2 million, or 15%, for the second quarter of 2017 compared to the second quarter of 2016. The decrease in total noninterest expense for the three month comparative period was primarily related to the Company’s efforts to improve its operational efficiency as well as a decrease in the number of branches and transitioning of three branches to operate solely with ITMs.

Income tax provision increased by $2.2 million, or 263%, for the second quarter of 2017 compared to the second quarter of 2016. The increase in income tax provision was primarily due to an increase in taxable income in the second quarter of 2017 partially offset by the recording of a valuation allowance reversal of $897,000 on deferred tax assets in the second quarter of 2016. The Company’s effective tax rate for the quarter ended June 30, 2017 was 31.6% compared to 15.7% for the quarter ended June 30, 2016.

ASSET QUALITY

The ratio of nonperforming assets to total assets decreased to 0.78% at June 30, 2017, compared to 1.08% at June 30, 2016. The allowance for loan losses represented 1.03% of total loans at June 30, 2017 compared to 0.99% at June 30, 2016. The ratio of the allowance for loan losses to nonperforming loans was 104% at June 30, 2017, compared to 76% at June 30, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2017 was 0.14% compared to 0.17% for the quarter ended June 30, 2016. Provision for loan losses increased from $533,000 for the second quarter of 2016 to $821,000 for the second quarter of 2017. The increase in the provision was primarily attributable to loan originations and migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 42 branches, three personalized technology centers equipped with interactive teller machines and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends from period to period, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. Management and the Board of Directors also utilize core earnings or components of core earnings and related ratios in the preparation of the Company’s operating budgets, monthly financial performance reporting and investor presentations of Company performance and in the calculation of annual performance-based incentives for certain members of management. In 2016, the Company modified its definition of core earnings to clarify that a material amount of net gains, losses or impairments to the Company’s real estate owned (“REO”) portfolio during an applicable reporting period will be considered a non-core item and will thus be excluded from core earnings. Immaterial net gains, losses and impairments to the REO portfolio, however, will not be considered a non-core item and will not be excluded from core earnings. The Company believes that while activity within the REO portfolio is a recurring aspect of its core business, material changes to the portfolio are not indicative of the Company’s normalized banking operations.

The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation. Management believes that these non-GAAP tangible measures provide additional useful information about the capital strength of the Company to the investment community, as these measures are widely used by industry analysts for banks and bank holding companies with prior merger and acquisition activity. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

 BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

(In thousands)

	June	March	December	September	June
	2017	2017	2016	2016	2016
Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$632,149	$604,888	$587,633	$566,302	$557,612
Consumer real estate - mortgage loans	396,550	397,898	389,107	385,126	390,066
Farmland	97,881	98,672	94,018	94,187	92,452
Construction and land development	131,046	129,078	125,785	119,433	124,369
Commercial and industrial loans	364,194	370,961	323,096	312,957	281,874
Consumer and other	36,624	36,100	36,265	36,645	36,339
Total loans	1,658,444	1,637,597	1,555,904	1,514,650	1,482,712
Loans held for sale	7,470	4,735	8,954	13,995	15,168
Allowance for loan losses	(17,083)	(16,821)	(15,584)	(15,112)	(14,751)
Investment securities	275,805	268,981	229,212	209,508	204,236
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	9,842	10,098	10,353	10,608	10,863
Total assets	2,239,090	2,174,041	2,053,175	2,007,938	1,990,715
Noninterest-bearing deposits	255,806	221,891	223,038	239,831	255,648
Total deposits	1,703,246	1,669,066	1,644,080	1,653,523	1,641,250
Short term borrowings	17,856	17,831	19,114	13,511	14,964
FHLB advances	254,928	225,072	129,992	80,138	75,282
Other borrowings	11,600	13,506	22,012	22,518	22,900
Total stockholders' equity	244,533	237,912	233,427	232,403	228,534

Balance sheet data, quarterly averages:
Total loans	$1,659,830	$1,607,892	$1,536,703	$1,522,106	$1,492,504
Investment securities	271,402	248,355	217,522	202,868	188,808
Total earning assets	1,990,562	1,886,813	1,810,802	1,768,892	1,724,381
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	10,008	10,265	10,519	10,775	11,030
Total assets	2,190,240	2,092,022	2,019,792	1,981,582	1,937,722
Noninterest-bearing deposits	220,511	213,467	229,296	239,886	215,766
Interest-bearing deposits	1,435,630	1,414,137	1,416,991	1,395,501	1,394,262
Total deposits	1,656,141	1,627,604	1,646,287	1,635,387	1,610,028
Short term borrowings	15,463	15,549	17,983	13,699	11,991
FHLB advances	258,658	190,965	94,336	73,418	64,494
Other borrowings	11,898	16,247	22,161	22,634	22,982
Total stockholders' equity	242,263	236,247	234,339	231,758	226,587

Statement of income data for the three months ended:
Interest income	$21,153	$21,048	$19,212	$18,849	$18,535
Interest expense	2,496	2,214	2,105	2,014	1,935
Net interest income	18,657	18,834	17,107	16,835	16,600
Provision for loan losses	821	1,349	851	643	533
Net interest income after provision for loan losses	17,836	17,485	16,256	16,192	16,067
Noninterest income	4,694	4,176	4,394	4,333	4,311
Noninterest expense	12,795	14,444	13,625	13,400	14,989
Income before taxes	9,735	7,217	7,025	7,125	5,389
Income tax provision	3,078	2,300	2,192	2,384	847
Net income	$6,657	$4,917	$4,833	$4,741	$4,542

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

	June	March	December	September	June
	2017	2017	2016	2016	2016
Common stock data:
Net income per share, diluted	$0.18	$0.13	$0.13	$0.13	$0.12
Core earnings per share, diluted	$0.17	$0.15	$0.13	$0.11	$0.11
Book value per share	$6.48	$6.31	$6.21	$6.18	$6.08
Tangible book value per share	$5.16	$4.98	$4.86	$4.83	$4.72
Diluted weighted average shares outstanding	37,883,264	37,880,022	37,833,124	37,807,419	37,772,959
End of period shares outstanding	37,713,171	37,689,939	37,618,597	37,600,986	37,589,543

Profitability and performance ratios:
Return on average assets	1.22%	0.95%	0.95%	0.95%	0.94%
Core return on average assets	1.15%	1.14%	0.95%	0.85%	0.84%
Return on average equity	11.02%	8.44%	8.18%	8.12%	8.04%
Core return on average equity	10.36%	10.06%	8.23%	7.28%	7.23%
Core return on average tangible equity	13.07%	12.80%	10.50%	9.34%	9.34%
Net interest margin	3.76%	4.05%	3.75%	3.78%	3.86%
Noninterest income to total revenue	20.10%	18.15%	20.44%	20.47%	20.62%
Noninterest income to average assets	0.86%	0.81%	0.86%	0.87%	0.89%
Noninterest expense to average assets	2.34%	2.80%	2.68%	2.68%	3.10%
Efficiency ratio	54.79%	62.77%	63.37%	63.30%	71.68%
Core efficiency ratio(1)	55.70%	56.00%	63.18%	66.99%	68.29%
Average loans to average deposits	100.22%	98.79%	93.34%	93.07%	92.70%
Securities to total assets	12.32%	11.52%	10.49%	9.84%	9.67%

Asset quality ratios:
Allowance for loan losses to total loans	1.03%	1.03%	1.00%	1.00%	0.99%
Allowance for loan losses to non-performing loans	104.00%	94.20%	89.69%	86.41%	76.42%
Nonperforming loans to total loans	0.99%	1.09%	1.12%	1.15%	1.30%
Nonperforming assets to total assets	0.78%	0.87%	0.94%	0.95%	1.08%
Annualized net charge offs to average total loans (2)	0.14%	0.03%	0.10%	0.07%	0.17%

Regulatory capital ratios:
Tier 1 leverage ratio	9.18%	9.27%	9.47%	9.37%	9.30%
Common equity tier 1 capital ratio	10.85%	10.58%	11.04%	11.00%	10.78%
Tier 1 capital to risk weighted assets	10.85%	10.58%	11.04%	11.00%	10.78%
Total capital to risk weighted assets	11.80%	11.51%	11.96%	11.92%	11.69%

(1)

Core efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.

(2)	The quarter ending June 30, 2016 included a charge-off on a purchased credit impaired loan amounting to 0.13% of average total loans

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share data)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$125,153	$78,789
Interest-bearing time deposits in banks	4,324	4,571
Investment securities:
Available for sale securities, at fair value	211,038	188,476
Held to maturity securities, at amortized cost (fair value of $42,332 and $25,090, respectively)	42,953	26,977
Other investment securities, at cost	21,814	13,759
Loans receivable, net of allowance of $17,083 and $15,584, respectively	1,641,636	1,540,805
Loans held for sale	7,470	8,954
Accrued interest receivable	7,469	7,006
Real estate owned, net	1,103	1,945
Office properties and equipment, net	51,943	54,049
Office properties and equipment held for sale	4,948	5,337
Cash surrender value of life insurance	58,091	57,267
Goodwill	40,196	40,196
Core deposit intangibles, net	9,842	10,353
Deferred tax asset, net	6,696	11,619
Prepaid expenses and other assets	4,414	3,072

TOTAL	$2,239,090	$2,053,175

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$255,806	$223,038
Interest bearing deposits	1,447,440	1,421,042
Total deposits	1,703,246	1,644,080
Securities sold under agreement to repurchase	17,856	19,114
Other borrowings	266,528	152,004
Other liabilities	6,927	4,550

Total liabilities	1,994,557	1,819,748

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at June 30, 2017 or December 31, 2016	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,713,171 and 37,618,597 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	377	376
Additional paid-in capital	209,736	209,274
Accumulated other comprehensive loss	(106)	(1,436)
Retained earnings	34,526	25,213

Total stockholders’ equity	244,533	233,427

TOTAL	$2,239,090	$2,053,175

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except earnings per share)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
INTEREST INCOME:
Loans receivable	$19,392	$17,519	$38,871	35,205
Investment securities:
Taxable	678	474	1,290	1,010
Nontaxable	940	462	1,823	947
Other	143	80	218	164
Total interest income	21,153	18,535	42,202	37,326

INTEREST EXPENSE:
Deposits	1,737	1,608	3,417	3,123
Other borrowings	759	327	1,293	675
Total interest expense	2,496	1,935	4,710	3,798

NET INTEREST INCOME	18,657	16,600	37,492	33,528

PROVISION FOR LOAN LOSSES	821	533	2,171	1,022

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,836	16,067	35,321	32,506

NONINTEREST INCOME:
Net gain (loss) on sales of investment securities	37	--	48	(2)
Deposit fee income	2,513	2,236	4,990	4,387
Earnings on life insurance policies	810	421	1,219	833
Gain on sales of loans	1,073	1,291	2,068	2,086
Other	261	363	545	682

Total noninterest income	4,694	4,311	8,870	7,986

NONINTEREST EXPENSES:
Salaries and employee benefits	6,771	7,857	14,854	16,107
Net occupancy expense	1,684	1,898	3,575	3,825
Real estate owned, net	101	(27)	7	2
FDIC insurance	276	338	526	646
Amortization of intangible assets	255	255	511	511
Data processing	1,525	1,405	2,892	2,839
Professional fees	418	525	1,024	1,133
Advertising and public relations	256	369	552	865
Postage and supplies	218	325	424	616
Other	1,291	2,044	2,874	3,779

Total noninterest expenses	12,795	14,989	27,239	30,323

INCOME BEFORE INCOME TAXES	9,735	5,389	16,952	10,169

INCOME TAX PROVISION	3,078	847	5,378	2,284

NET INCOME	$6,657	$4,542	$11,574	$7,885

Basic earnings per common share	$0.18	$0.12	$0.31	$0.21

Diluted earnings per common share	$0.18	$0.12	$0.31	$0.21

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(Dollars in thousands)

	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,659,830	$19,392	4.69%	$1,492,504	$17,519	4.71%
Investment securities(2)	271,402	1,618	2.39	188,808	936	1.99
Other interest-earning assets	59,330	143	0.97	43,069	80	0.75
Total interest-earning assets	1,990,562	21,153	4.26	1,724,381	18,535	4.31
Noninterest-earning assets	199,678			213,341
Total assets	$2,190,240			$1,937,722
Interest-bearing liabilities:
Deposits	$1,435,630	1,737	0.49	$1,394,262	1,608	0.46
Other borrowings	286,019	759	1.06	99,467	327	1.32
Total interest-bearing liabilities	1,721,649	2,496	0.58	1,493,729	1,935	0.52
Noninterest-bearing deposits	220,511			215,766
Noninterest-bearing liabilities	5,817			1,640
Total liabilities	1,947,977			1,711,135
Stockholders' equity	242,263			226,587
Total liabilities and stockholders' equity	$2,190,240			$1,937,722

Net interest income		$18,657			$16,600
Net earning assets	$268,913			$230,652
Interest rate spread			3.68%			3.79%
Net interest margin			3.76%			3.86%
Ratio of interest-earning assets to Interest-bearing liabilities			115.62%			115.44%

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,634,005	$38,871	4.80%	$1,476,798	$35,205	4.81%
Investment securities(2)	259,942	3,113	2.41	197,533	1,957	2.00
Other interest-earning assets	45,029	218	0.98	39,319	164	0.84
Total interest-earning assets	1,938,976	42,202	4.39	1,713,650	37,326	4.39
Noninterest-earning assets	202,427			215,630
Total assets	$2,141,403			$1,929,280
Interest-bearing liabilities:
Deposits	$1,424,943	3,417	0.48	$1,382,011	3,123	0.46
Other borrowings	254,565	1,293	1.02	100,736	675	1.35
Total interest-bearing liabilities	1,679,508	4,710	0.57	1,482,747	3,798	0.52
Noninterest-bearing deposits	217,009			218,837
Noninterest-bearing liabilities	5,615			2,214
Total liabilities	1,902,132			1,703,798
Stockholders' equity	239,271			225,482
Total liabilities and stockholders' equity	$2,141,403			$1,929,280

Net interest income		$37,492			$33,528
Net earning assets	$259,468			$230,903
Interest rate spread			3.82%			3.87%
Net interest margin			3.90%			3.95%
Ratio of interest-earning assets to Interest-bearing liabilities			115.45%			115.57%

(1)	Includes nonaccrual loans.
(2)	Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(Dollars in thousands)

	June 30, 2017		December 31, 2016
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$6,866	0.30%	$6,709	0.33%	$157
Multifamily	119	0.01%	--	--	119
Nonfarm nonresidential	7,172	0.31%	5,177	0.25%	1,995
Farmland	1,023	0.05%	783	0.04%	240
Construction and land development	212	0.01%	463	0.02%	(251)
Commercial	844	0.04%	4,071	0.20%	(3,227)
Consumer	190	0.01%	173	0.01%	17

Total nonaccrual loans	16,426	0.73%	17,376	0.85%	(950)

Accruing loans 90 days or more past due	--	--	--	--	--

Real estate owned	1,103	0.05%	1,945	0.09%	(842)

Total nonperforming assets	17,529	0.78%	19,321	0.94%	(1,792)
Performing restructured loans	1,194	0.05%	4,804	0.23%	(3,610)

Total nonperforming assets and performing restructured loans (1)	$18,723	0.83%	$24,125	1.17%	$(5,402)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $22.8 million at June 30, 2017 and $30.7 million at December 31, 2016 or acquired ASC 310-30 purchased credit impaired loans which are considered performing.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY – UNAUDITED

(Dollars in thousands)

	For the Quarter Ending
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net income available to common stockholders	$6,657	$4,917	$4,833	$4,741	$4,542
Average common stockholders' equity	242,263	236,247	234,339	231,758	226,587
Less average intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(10,008)	(10,265)	(10,519)	(10,775)	(11,030)

Average tangible common stockholders' equity	$192,059	$185,786	$183,624	$180,787	$175,361

Annualized return on average tangible common stockholders' equity	13.9%	10.7%	10.4%	10.4%	10.4%

BEAR STATE FINANCIAL, INC.

CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(In thousands, except per share data)

	For the Quarter Ending
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Total common stockholder's equity	$244,533	$237,912	$233,427	$232,403	$228,534
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(9,842)	(10,098)	(10,353)	(10,608)	(10,863)
Total intangible assets	(50,038)	(50,294)	(50,549)	(50,804)	(51,059)
Total tangible common stockholder's equity	$194,495	$187,618	$182,878	$181,599	$177,475

Common Shares Outstanding	37,713	37,690	37,619	37,601	37,590

Tangible book value per common share	$5.16	$4.98	$4.86	$4.83	$4.72

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		For the Quarter Ending
		June	March	December	September	June
		2017	2017	2016	2016	2016
Net income		$6,657	$4,917	$4,833	$4,741	$4,542
Adj: Loss (gain) on sale of securities, net		(37)	(11)	--	(21)	--
Adj: Claim on bank owned life insurance		(395)	--	--	--	--
Adj: Merger, acquisition and integration expenses		--	--	--	--	137
Adj: Branch restructure expense (1)		29	1,565	41	(323)	571
Adj: Net provision/loss/(gain) on real estate owned		--	--	--	(444)	--
Adj: Deferred tax asset valuation allowance reversal		--	--	--	--	(897)
Tax effect of adjustments (2)		3	(608)	(16)	302	(271)
Total core earnings	(A)	$6,257	$5,863	$4,858	$4,255	$4,082

Total revenue		$23,351	$23,010	$21,501	$21,168	$20,911
Adj: Loss (gain) on sale of securities, net		(37)	(11)	--	(21)	--
Adj: Claim on bank owned life insurance		(395)	--	--	--	--
Total core revenue		$22,919	$22,999	$21,501	$21,147	$20,911

Total non-interest expense		$12,795	$14,444	$13,625	$13,400	$14,989
Adj: Merger, acquisition and integration expenses		--	--	--	--	(137)
Adj: Branch restructure expense (1)		(29)	(1,565)	(41)	323	(571)
Adj: Net (provision/loss)/gain on real estate owned		--	--	--	444	--
Total core noninterest expense		$12,766	$12,879	$13,584	$14,167	$14,281

Total average assets	(B)	$2,190,240	$2,092,022	$2,019,792	$1,981,582	$1,937,722
Total average stockholders' equity	(C)	242,263	236,247	234,339	231,758	226,587
Total average tangible stockholders' equity	(D)	192,059	185,786	183,624	180,787	175,361
Total tangible stockholders' equity, period end	(E)	194,495	187,618	182,878	181,599	177,475

Total common shares outstanding, period-end	(F)	37,713,171	37,689,939	37,618,597	37,600,986	37,589,543
Diluted weighted average shares outstanding	(G)	37,883,264	37,880,022	37,833,124	37,807,419	37,772,959

Core earnings per share, diluted	(A/G)	$0.17	$0.15	$0.13	$0.11	$0.11
Tangible book value per share, period-end	(E/F)	$5.16	$4.98	$4.86	$4.83	$4.72

Core return on average assets	(A/B)	1.15%	1.14%	0.95%	0.85%	0.84%
Core return on average equity	(A/C)	10.36%	10.06%	8.23%	7.28%	7.23%
Core return on average tangible equity	(A/D)	13.07%	12.80%	10.50%	9.34%	9.34%
Core efficiency ratio(3)		55.70%	56.00%	63.18%	66.99%	68.29%
(1) This adjustment primarily consists of costs associated with properties disposed or held for sale as a result of branch restructuring, including net (gains) losses on sales, impairment charges, and other expenses such as accelerated depreciation. For the quarter ended March 31,2017, this adjustment also included severance expense totaling $1.1 million resulting from branch and other organizational restructure, primarily due to severance of $0.8 million accrued upon the departure of the former CEO in January 2017.
(2) The tax effect is calculated at the Company’s blended statutory rate of 39.14% for adjustments that impact taxable income for periods in 2017 and 38.29% for periods ending in 2016.
(3) Core efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.